February 10, 2017

RAVE Restaurant Group, Inc. Announces Extension of Rights Offering
Expiration Date Extended to Friday, February 24, 2017

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ:RAVE) today announced that it has extended the shareholder rights offering for up to $3,000,000 of its 4% Convertible Senior Notes due 2022 from the previous expiration date of February 13, 2017, until 5:00 p.m., Dallas, Texas time, on Friday, February 24, 2017.  Shareholders desiring to exercise their rights must submit their subscription documents before the new expiration date of 5:00 p.m., Dallas, Texas time, on Friday, February 24, 2017.

The primary purpose of the extension of the subscription period is to afford RAVE shareholders sufficient time to participate in the rights offering if they wish to do so.  The Company believes that some shareholders who hold their shares through brokerage accounts or other so-called "street name" accounts may only recently have received notification from their broker of the availability of their rights.

A prospectus and related offering materials were mailed to persons that directly hold RAVE common stock, so-called "record holders," that are entitled to at least one right.  Alternatively, persons who hold their shares through a broker or other firm, which is the case for most shareholders, should receive information concerning the rights offering from their broker and must contact their broker to exercise their basic subscription or oversubscription rights prior to the extended offering expiration date of 5:00 p.m., Dallas, Texas time, on Friday, February 24, 2017.

RAVE previously announced its offering of a minimum of $1,000,000 and up to a maximum of $3,000,000 of its 4% Convertible Senior Notes due 2022 through the exercise of non-transferable subscription rights distributed to its shareholders of record as of December 21, 2016.  Record shareholders were distributed one right for each 355 shares of common stock owned as of the record date, with the number of rights issued to each record shareholder being rounded to the nearest whole number.  Each whole right entitles the holder to purchase one convertible note at the par value $100.  The purpose of the planned rights offering is to raise capital in a cost-effective manner that provides the Company's existing shareholders the opportunity to participate on a pro rata basis.  RAVE intends to use the net proceeds of the rights offering to repay short-term debt, for general working capital purposes and to continue restaurant development activity.

Securities Transfer Corporation is serving as the Company's subscription agent for the rights offering.  Anyone having questions or needing assistance concerning the procedure for exercising subscription rights should contact STC by mail at 2901 North Dallas Parkway, Suite 380, Plano, Texas 75093, or by telephone at (469) 633-0101.  Additional copies of the prospectus may also be obtained from STC or downloaded at http://raverg.investorroom.com/SEC-filings.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the convertible notes, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which have been mailed to eligible record date stockholders. Investors should consider the Company's objectives and risks carefully before investing.
Note Regarding Forward Looking Statements
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.
About RAVE Restaurant Group, Inc.
Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company's common stock is listed on the Nasdaq Capital Market under the symbol "RAVE". For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000